Exhibit 10.9
RESEARCH PHARMACEUTICAL SERVICES, INC.
2007 EQUITY INCENTIVE PLAN
AWARD AGREEMENT
     Research Pharmaceutical Services, Inc., a Delaware corporation (the “Company”), hereby grants to                      (the “Optionee”), an employee of its wholly-owned subsidiary, Research Pharmaceutical Services, LLC, a Delaware limited liability company (the “Employer”), a replacement option (the “Replacement Option”) to purchase                     shares (the “Replacement Option Shares”) of the Company’s common stock. Except as otherwise specified herein or unless the context requires otherwise, the terms defined in the Research Pharmaceutical Services, Inc. 2007 Equity Incentive Plan (the “Plan”) will have the same meanings herein.
     WHEREAS, as of August 30, 2007 (the “Closing Date”), Research Pharmaceutical Services, Inc., a Pennsylvania corporation (“Legacy RPS”), underwent a change in control pursuant to the Agreement and Plan of Merger among Cross Shore Acquisition Corporation, Longxia Acquisition, Inc., Research Pharmaceutical Services, Inc., and the shareholders of Research Pharmaceutical Services, Inc.;
     WHEREAS, the Optionee was granted an option under the Research Pharmaceutical Services, Inc. 2002 Equity Incentive Plan (the “Prior Plan”) on                      (the “Prior Grant Date”) to purchase                     shares of common stock of Legacy RPS at an exercise price of $                     (the “Prior Option”); and
     WHEREAS, pursuant to Section 13 of the Prior Plan, effective as of the Closing Date, the Prior Option was cancelled and exchanged for the Replacement Option;
     NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties hereto agree as follows:
          1. Nature of the Replacement Option. This Replacement Option is intended to be an incentive stock option described in section 422 of the Code, to the maximum extent possible under the Code.
          2. Term of Replacement Option. This Replacement Option may not be exercised later than the date that is ten (10) years after the Prior Grant Date, subject to earlier termination or cancellation, as provided in the Plan or Section 6 hereof.
          3. Replacement Option Exercise Price. The cost to the Optionee to purchase, pursuant to this Award Agreement, one Share is $                    .
          4. Exercise of Replacement Option. This Replacement Option will be exercisable during its term only in accordance with the terms and provisions of the Plan and this Award Agreement, as follows:

               (a) Right to Exercise.
                    (i) The Replacement Option shall become exercisable with respect to thirty-three and one-third percent (33 1/3 percent) of the Replacement Option Shares if the Optionee has remained continuously employed by Legacy RPS, the Employer, or their successors through the first anniversary of the Prior Grant Date; and
                    (ii) Thereafter, the Replacement Option shall become exercisable with respect to an additional eight and one-third percent (8 1/3 percent) of the Replacement Option Shares at the end of each consecutive ninety (90) day period following the first anniversary of the Prior Grant Date if the Optionee has remained continuously employed by Legacy RPS, the Employer, or their successors through such date.
          Notwithstanding paragraphs (i) and (ii) above, this Replacement Option may not be exercised from the effective time of a Form 10 (General Form for Registration of Securities) (if any) that is filed with the Securities and Exchange Commission (the “SEC”) until the time the underlying Replacement Option Shares have been registered with the SEC by means of a Form S-8 (Registration Statement Under the Securities Act of 1933) duly filed with the SEC.
               (b) Method of Exercise. The Optionee may exercise this Replacement Option by providing written notice stating the election to exercise this Replacement Option. Such written notice must be signed by the Optionee and must be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice must be accompanied by (i) payment of the option exercise price in the manner described in Section 4(c) hereof, and (ii) any other agreements required by the Board or its Committee and/or the terms of the Plan, which other agreements may restrict the sale or other transfer of the Replacement Option Shares and may include certain additional representations and agreements as to the Optionee’s investment intent with respect to the Replacement Option Shares. This Replacement Option will be deemed to be exercised only upon the receipt by the Company of such written notice, payment of the option exercise price, and any other agreements required by the Board or its Committee, the terms of the Plan and/or this Award Agreement. The Optionee will have no right to vote or receive dividends and will have no other rights as a stockholder with respect to such Replacement Option Shares notwithstanding the exercise of this Replacement Option, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate(s) evidencing those Shares that are being issued upon exercise of this Replacement Option. The certificate(s) for the Replacement Option Shares will be registered in the name of the Optionee and will contain any legend as may be required under the Plan, this Award Agreement, and/or applicable law.
               (c) Method of Payment. The method of payment of the option exercise price may consist entirely of cash or personal or certified check, or such other consideration or method of payment as may be authorized under the Plan, in addition to or in place of cash or check, as may be determined by the Board or its Committee at the time of exercise.
               (d) Partial Exercise. This Replacement Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Replacement Option Shares.

               (e) Restrictions on Exercise. This Replacement Option may not be exercised if the issuance of Replacement Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. In addition, as a further condition to the exercise of this Replacement Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.
          5. Investment Representations. Unless the Replacement Option Shares have been registered under the Securities Act, in connection with the acquisition of this Replacement Option, the Optionee represents and warrants to the Company as follows:
               (a) The Optionee is acquiring this Replacement Option, and upon exercise of this Replacement Option, the Optionee will be acquiring the Replacement Option Shares for investment for his own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof.
               (b) The Optionee has a preexisting business or personal relationship with the Company or its affiliates or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his interests in connection with the acquisition of this Replacement Option and the Replacement Option Shares.
          6. Termination of Relationship with the Employer or its Successors.
               (a) Generally. Except as provided in Section 4(a)(iii) hereof, if the Optionee terminates employment with the Employer or its successors for any reason other than death, Disability or termination for Cause, this Replacement Option (to the extent exercisable at the time of such termination) may be exercised at any time within three (3) months after the date of such termination. To the extent that this Replacement Option is not exercisable at the time of such termination, or to the extent this Replacement Option is not exercised within the time specified herein, this Replacement Option will terminate.
               (b) Disability. If the Optionee’s employment by the Employer or its successors terminates due to Disability, this Replacement Option (to the extent exercisable at the time of such termination) may be exercised by the Optionee or his legal guardian or representative at any time within twelve (12) months after such termination, provided, however, that if the disabled Optionee commences any employment or engagement (including, but not limited to, full- or part-time employment or independent consulting work) during the aforementioned twelve (12) month period, this Replacement Option will terminate immediately and automatically. To the extent that this Replacement Option is not exercisable on the date of termination, or to the extent this Replacement Option is not exercised within the time specified herein, this Replacement Option will terminate.
               (c) Death. If the Optionee’s employment by the Employer or its successors terminates due to his death, this Replacement Option (to the extent exercisable at the time of such death) will remain exercisable for twelve (12) months after the date of death by the Optionee’s estate or by a person who acquired the right to exercise this Replacement Option by bequest or inheritance. To the extent that this Replacement Option is not exercisable on the date of death, or to the extent this Replacement Option is not exercised within the time specified herein, this Replacement Option will terminate.
               (d) Cause. If the Optionee’s employment is terminated for Cause, this Replacement Option will be immediately and automatically canceled and the Optionee will have no further rights therein.
Notwithstanding any other provision of this Section 6, this Replacement Option will not be exercisable after the expiration of the term set forth in Section 2 hereof.
          7. Non-Transferability of Replacement Option. This Replacement Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, this Replacement Option is exercisable only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Replacement Option will be binding upon the executors, administrators and heirs of the Optionee.
          8. No Continuation of Employment. Neither the Plan nor this Replacement Option will confer upon any Optionee any right to continue in the service of the Employer or its successors or limit, in any respect, the right of the Company or the Employer or their successors to discharge the Optionee at any time, with or without Cause and with or without notice.
          9. Market Stand-Off. The Optionee agrees that, in connection with any public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act, not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any Replacement Option Shares without the prior written consent of the Company or its underwriters, for such period of time from the effective date of such registration as may be requested by the Company or such underwriters.
          10. Non-Competition Covenants. The Optionee agrees to be bound and subject to the non-competition provisions of Section 7 of the Plan, a copy of which is set forth in Exhibit I attached hereto.
          11. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Replacement Option or the sale or other disposition of the Replacement Option Shares. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to exercise this Replacement Option pursuant to Section 6 hereof) will pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements applicable to the grant or exercise of this Replacement Option or the sale or other disposition of the Replacement Option Shares.
          12. Entire Agreement. This Award Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Replacement Options to Optionee by the Company (other than any written Award Agreement executed in connection with another award of Replacement Options to Optionee). This Award Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.
          13. Spousal Consent. As a condition to the effectiveness of the grant of the Replacement Option, the Optionee’s spouse (if any) is required to execute the attached “Consent of Spouse.”
          14. Governing Law. This Award Agreement will be construed in accordance with the laws of the state of Delaware, without regard to the application of the principles of conflicts of laws.
          15. Amendment. Subject to the provisions of the Plan, this Award Agreement may only be amended by a writing signed by each of the parties hereto.
          16. The Plan. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Replacement Option subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.
          17. Early Disposition of Stock. Optionee hereby agrees that if the Optionee disposes of any Replacement Option Shares within one (1) year after such Shares are transferred to Optionee, or within two (2) years after the Prior Grant Date, Optionee will notify the Company in writing within thirty (30) days after the date of such disposition.
          18. Replacement Options. This Replacement Option shall be exercisable under the Plan in accordance with the terms of the Replacement Option Award agreement, the terms of which shall govern in the event of any conflict with the provisions of the Plan. In addition, any provision of the Plan that would provide an additional benefit (within the meaning of section 424(a)(2) of the Code and the Treasury Regulations thereunder) shall not apply to the Replacement Option.
[Signature page follows]

     IN WITNESS WHEREOF and intending to be legally bound hereby, this Award Agreement is hereby executed.

RESEARCH PHARMACEUTICAL SERVICES, INC.

By:

Title:

Date:
The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof and hereby accepts this Replacement Option subject to all of the terms and provisions of the Award Agreement and the Plan. The Optionee acknowledges and agrees to be bound and subject to the noncompetition provisions of Section 7 of the Plan, a copy of which is set forth in Exhibit I attached hereto. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.

OPTIONEE

Signature Date:

Date:

Address:
THIS REPLACEMENT OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS REPLACEMENT OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO RESEARCH PHARMACEUTICAL SERVICES, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

CONSENT OF SPOUSE
I,                     , spouse of [INSERT NAME], have read the foregoing Replacement Option Award Agreement (the “Agreement”). I am aware by the terms of the Replacement Option Award Agreement, among other things, that my spouse agrees to sell certain of his shares of the capital stock of the Company, including my community property or other interest therein (if any), upon certain events and that transfer of such shares may be otherwise restricted. I hereby consent to such sale and to such restrictions, approve of the provisions of the Agreement, and agree that if I predecease my spouse, the successors of my community property or other interest (if any) in such shares will hold such shares subject to the provisions of the Agreement. In consideration of the grant of shares of Research Pharmaceutical Services, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.

SIGNATURE OF SPOUSE

DATE

EXHIBIT I — NON-COMPETITION COVENANTS
7. Non-Competition. Notwithstanding any other provision of this Plan, to the extent the provisions of this Section 7 are set forth or referenced in the Award Agreement, a Participant shall be bound by the following:
          (a) During the Participant’s employment with the employer, the Participant will not compete in any way with the employer, directly or indirectly, and will not consult with or accept employment with or have any interest in any business, firm, person, partnership, corporation or other entity (“Business”), whether as an employee, officer, director, shareholder, holder of equity securities, agent, security holder, creditor, consultant or otherwise (“Interested Person”), which engages in the performance of or provides the same or similar service or products as provided by the employer to any individual or entity or which competes with the employer, directly or indirectly, in any aspect of the employer’s business;
          (b) For a period of one (1) year following the date that the Participant ceases to be employed by the employer for any reason, the Participant, without the express prior written consent of the employer, will not compete in any way with the employer, directly or indirectly, and will not consult with, accept employment with, or have any interest in any Business, whether alone or as an Interested Person, which engages in the performance of or provides the same or similar services as provided by the employer to any individual or entity or which competes with the employer, directly or indirectly, in any aspect of the business of the employer within One Hundred (100) miles of Philadelphia, Pennsylvania. the Participant specifically agrees to the above geographic restriction since the principal means by which the employer’s business is conducted is through email, telephonic and mail communications;
          (c) For a period of eighteen (18) months following the date that the Participant ceases to be employed by the employer for any reason, the Participant will not, without the express prior written consent of the employer, directly or indirectly, whether alone or as an Interested Person, solicit, induce, divert, take away, do business with or render services to any client or candidate of the employer or a prospective client or candidate of employer with whom the employer dealt, contacted or solicited within two (2) years preceding the Participant’s termination of employment with the employer;
          (d) For a period of two (2) years following the date that the Participant ceases to be employed by the employer for any reason, the Participant will not, without the express prior written consent of the employer, directly or indirectly, whether alone or as an Interested Person, solicit, induce, divert, take away, do business with or render services to any client or candidate of the employer or a prospective client or candidate of the employer with whom the Participant dealt, contacted or solicited on behalf of the employer within three (3) years preceding the Participant’s termination of employment with the employer;
          (e) For a period of two (2) years following the date that the Participant ceases to be employed by the employer for any reason, the Participant will not, directly or indirectly, whether alone or as an Interested Person, solicit, attempt to solicit or otherwise influence or attempt to influence, any of the employer’s clients, candidates or personnel (including but not limited to the employer’s employees, contractors, consultants or agents) not to do business with the employer and/or to apply for or accept any employment or consulting positions with the Participant, any Business or other entity or individual with whom the Participant is connected;

and
           (f) The Participant shall not, at any time during or after the Participant’s employment with the employer, make or publish any negative or disparaging statements or communications about the employer or any director, officer or employee of the employer.
If the Participant’s employment with the employer is terminated by the employer as a result of the Committee or Board making a determination that the Participant violated (a) — (f) above, then all unexercised Options shall terminate upon the date of such a finding, or, if earlier, the date of termination of employment for such a finding, and the Participant shall forfeit all Shares for which the Company has not yet delivered share certificates to the Participant and the Company shall refund to the Participant the Option purchase price paid to it, if any, in the same form as it was paid (or in cash at the Company’s discretion) for any Options as to which an exercise was in process but not completed. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.